EXHIBIT 10.18

                                    GUARANTY

         GUARANTY  dated  as of  March  19,  2001  made  by  each  of the undersigned (collectively, the "Guarantor") in favor of Voicenet, Inc., a
Delaware corporation (the "Payee").

         PRELIMINARY  STATEMENTS:  The Guarantor and ESS.Com,  L.L.C.,  a
Florida limited  liability  corporation (the "Borrower") are parties to a Letter of  Intent  of even date  herewith  ("Letter  of  Intent")  with the Payee  that contemplates,  among other  things,  Payee  making a loan to the Borrower in the principal amount of $250,000 (the "Loan"), on the terms and conditions set forth therein,  including the execution of this Guaranty. Payment of the Loan shall be secured by this Guaranty and by a certain Pledge and Security  Agreement.  (This
Guaranty,  such Pledge and Security  Agreement  and the  promissory  note of the
Borrower  evidencing  the  Borrowers'  obligation  to repay the Loan are  herein collectively  called the "Loan  Documents")  The  Guarantor  owns a  substantial amount of the  stock or other  ownership  interests  of the  Borrower  and/or is financially interested in its affairs.

         THEREFORE,  in order to induce the Payee to make the loan,  each of the undersigned Guarantor, jointly and severally agrees) as follows:

         Section   1.   GUARANTY   OF   PAYMENT.   The   Guarantor
unconditionally and irrevocably  guarantees to the Payee the punctual payment of all  sums now  owing or which  may in the  future  be owing by the  Borrower  on account  of the  Loan,  when the same are due and  payable,  whether  at  stated
maturity,  by  acceleration or otherwise,  and whether for principal,  interest, fees,  expenses,  indemnification  or otherwise (all of the foregoing sums being the "Liabilities"). The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy,  insolvency or similar  laws of any  jurisdiction  at the  rate or rates  provided  in the Loan
Documents.  This Guaranty is a guaranty of payment and not of  collection  only.
The  Payee  shall not be  required  to  exhaust  any right or remedy or take any action against the Borrower or any other person or entity or any collateral. The
Guarantor  agrees that, as between the Guarantor and the Payee,  the Liabilities may be  declared  to be due and  payable  for  the  purposes  of  this  Guaranty notwithstanding  any stay,  injunction or other  prohibition  which may prevent, delay or vitiate any  declaration  as regards the Borrower and that in the event of a declaration or attempted  declaration,  the Liabilities  shall  immediately become due and payable by the Guarantor for the purposes of this Guaranty.

         Section 2. GUARANTY  ABSOLUTE.  The Guarantor  guarantees
that the Liabilities  shall be paid strictly in accordance with the terms of the
Facilities.  The liability of the Guarantor  under this Guaranty is absolute and unconditional  irrespective  of: (a) any change in the amount,  time,  manner or place of payment  of, or in any other term of, all or any of the Loan  Documents or Liabilities,  or any other amendment or waiver of or any consent to departure from any of the terms of any Loan  Document  or  Liability;  (b) any  release or amendment  or waiver of, or consent to  departure  from,  any other  guaranty or support document, or any exchange,  release or non-perfection of any collateral, for all or any of the Loan Documents or  Liabilities;  (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend,  restructure or otherwise affect any term of any Loan  Document or  Liability;  (d) without  being limited by the foregoing,  any lack of  validity  or  enforceability  of any Loan  Document  or
Liability; and (e) any other

defense, setoff or counterclaim whatsoever with respect to the Loan Documents or the transactions contemplated thereby which might constitute a defense available to, or discharge of, the Borrower or a guarantor.

         Section  3.  GUARANTY  IRREVOCABLE.  This  Guaranty  is a
continuing  guaranty of the payment of all Liabilities now or hereafter existing and  shall  remain  in  full  force  and  effect  until  payment  in full of all
Liabilities and other amounts  payable under this Guaranty or, if earlier,  upon consummation  of the  merger of Finger  Lakes  Technology  Corp.  into the Payee contemplated by the Letter of Intent.

         Section 4. REINSTATEMENT. This Guaranty shall continue to
be effective or be reinstated, as the case may be, if at any time any payment of any of the  Liabilities  is rescinded or must otherwise be returned by the Payee on the insolvency,  bankruptcy or  reorganization  of the Borrower or otherwise, all as though the payment had not been made.

         Section 5. SUBROGATION.  The Guarantor shall not exercise
any rights against the Borrower which it may acquire by way of  subrogation,  by any payment made under this  Guaranty or  otherwise,  until all the  Liabilities have been paid in full and the Facilities are no longer in effect. If any amount is paid to the Guarantor on account of subrogation rights under this Guaranty at any time when all the  Liabilities  have not been paid in full, the amount shall be held in trust for the benefit of the Payee and shall be promptly  paid to the
Payee  to be  credited  and  applied  to the  Liabilities,  whether  matured  or unmatured  or  absolute  or  contingent,  in  accordance  with the  terms of the
Facilities.  If the  Guarantor  makes payment to the Payee of all or any part of the  Liabilities and all the Liabilities are paid in full and the Facilities are no longer in effect,  the Payee shall, at the Guarantor's  request,  execute and deliver to the Guarantor  appropriate  documents,  without  recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Liabilities resulting from the payment.

         Section 6.  SUBORDINATION.  Without  limiting the Payee's
rights under any other  agreement,  any liabilities  owed by the Borrower to the
Guarantor in connection with any extension of credit or financial  accommodation by the  Guarantor  to or for the  account  of the  Borrower,  including  but not limited to interest  accruing at the agreed contract rate after the commencement
of  a  bankruptcy  or  similar  proceeding,   are  hereby  subordinated  to  the
Liabilities, and such liabilities of the Borrower to the Guarantor, if the Payee so requests,  shall be  collected,  enforced  and  received by the  Guarantor as trustee  for the Payee and  shall be paid  over to the Payee on  account  of the
Liabilities but without reducing or affecting in any manner the liability of the
Guarantor under the other provisions of this Guaranty.

         Section 7.  CERTAIN  TAXES.  The Guarantor further agrees
that  all  payments  to be made  hereunder  shall  be  made  without  setoff  or counterclaim  and free and clear of,  and  without  deduction  for,  any  taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or  conditions  of any  nature  whatsoever  now or  hereafter  imposed,  levied, collected,  withheld or assessed by any country or by any political  subdivision or taxing authority thereof or therein ("Taxes").

         Section 8. REPRESENTATIONS AND WARRANTIES.  The Guarantor
represents  and warrants  that this  Guaranty:  (a) has been  authorized  by all
necessary  action;  (b)  does  not  violate  any  agreement,   instrument,  law,
regulation  or order  applicable  to the  Guarantor;  (c) does not  require  the consent or  approval of any person or entity,  including  but not limited to any governmental  authority,  or any filing or  registration of any kind; and (d) is the legal, valid and binding obligation of the Guarantor enforceable

                                       2

against the  Guarantor in accordance  with its terms,  except to the extent that enforcement  may be  limited  by  applicable  bankruptcy,  insolvency  and other similar laws affecting creditors' rights generally.

         Section 9. REMEDIES  GENERALLY.  The remedies provided in
this Guaranty are cumulative and not exclusive of any remedies provided by law.

         Section   10.    FORMALITIES.    The   Guarantor   waives
presentment,  notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any  Liability and any other  formality  with respect to any of the Liabilities or this Guaranty.

         Section 11.  AMENDMENTS  AND  WAIVERS.  No  amendment  or
waiver of any  provision of this  Guaranty,  nor consent to any departure by the
Guarantor  therefrom,  shall be effective  unless it is in writing and signed by the  Payee,  and then the  waiver  or  consent  shall be  effective  only in the specific  instance and for the specific  purpose for which given.  No failure on the part of the Payee to exercise,  and no delay in exercising,  any right under this  Guaranty  shall  operate  as a waiver or  preclude  any  other or  further exercise thereof or the exercise of any other right.

         Section 12.  EXPENSES.  The Guarantor shall reimburse the
Payee  on  demand  for  all  costs,  expenses  and  charges  (including  without limitation  fees  and  charges  of  counsel  for the  incurred  by the  Payee in connection with the performance or enforcement of this Guaranty. The obligations of the  Guarantor  under this  Section  shall  survive the  termination  of this
Guaranty.

         Section  13.  LIMITED  RECOURSE.   Guarantor's  liability
hereunder  is limited to its  ownership  interest in the  Borrower and in Finger
Lakes  Technology  Corp.,  which have been pledged to the Payee  pursuant to the
Pledge and Security Agreement comprising part of the Loan Documents.

         Section 14.  ASSIGNMENT.  This Guaranty  shall be binding
on,  and  shall  inure to the  benefit  of the  Guarantor,  the  Payee and their respective  successors and assigns;  provided  that the Guarantor may not assign or  transfer  its  rights or  obligations  under this  Guaranty.  Without limiting the generality of the foregoing:  (a) the  obligations of the Guarantor under this Guaranty shall continue in full force and effect and shall be binding on any  successor  partnership  and on previous  partners  and their  respective estates  if the  Guarantor  is a  partnership,  regardless  of any change in the partnership as a result of death retirement or otherwise;  and (b) the Payee may assign,  sell  participations  in or  otherwise  transfer  its rights  under the
Facilities  to any other person or entity,  and the other person or entity shall then become vested with all the rights  granted to the Payee in this Guaranty or otherwise.

         Section 15.  CAPTIONS.  The headings and captions in this
Guaranty are for  convenience  only and shall not affect the  interpretation  or construction of this Guaranty.

         Section 16.  GOVERNING LAW,  ETC.  THIS GUARANTY SHALL BE
GOVERNED BY THE LAW OF THE STATE OF CONNECTICUT.  THE GUARANTOR  CONSENTS TO THE
NONEXCLUSIVE  JURISDICTION  AND VENUE OF THE STATE OR FEDERAL  COURTS LOCATED IN
THE CITY OF STAMFORD, CONNECTICUT. SERVICE OF PROCESS BY THE PAYEE IN CONNECTION
WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE GUARANTOR IF SENT TO THE GUARANTOR
BY REGISTERED MAIL AT THE ADDRESS  SPECIFIED BELOW OR AS OTHERWISE  SPECIFIED BY
THE GUARANTOR FROM TIME TO TIME. THE GUARANTOR WAIVES ANY RIGHT TO

                                       3

INTERPOSE  ANY  COUNTERCLAIM  RELATED  TO  THIS  GUARANTY  OR  THE  TRANSACTIONS
CONTEMPLATED HEREBY IN ANY SUCH ACTION.

         Section 17. WAIVER OF JURY TRIAL. THE GUARANTOR AND THE PAYEE
EACH  WAIVE ANY RIGHT IT MAY HAVE TO JURY  TRIAL IN ANY  ACTION  RELATED TO THIS
GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY

                                       4

         IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

FINGER LAKES TECHNOLOGY CORP.             ESS MEMBERS

                                          5CD+1.Com, Inc.
By: ____________________________
    William Heitz
    President                             By _______________________________
                                             Douglas C. Brough
                                             President
FINGER LAKES SHAREHOLDERS:

5CD+1.COM, INC.                              _______________________________
                                             John McHugh

By  ____________________________
    Douglas C. Brough, President             _______________________________
                                             Gary Hanley

________________________________
John McHugh                                  _______________________________
                                             Mark Kiley

________________________________
Gary Hanley
                                           FINGER LAKES TECHNOLOGY CORP.

________________________________
Mark Kiley
                                              By:____________________________
                                                 William Heitz
TOUCHTONE T ECHNOLOGIES, INC.                    President

By:_____________________________
   Name:
   Title:

                                       5